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                                                                  Exhibit 10.1


                             AMENDMENT NO. 1 TO THE
                     PURCHASE, RESALE AND MARKETING AGEEMENT

     THIS AMENDMENT NO. 1 ("AMENDMENT") TO THE PURCHASE, RESALE AND MARKETING AGREEMENT ("AGREEMENT") is made on this 30th day of April, 2002 ("Effective Date") by and between Telesector Resources Group, Inc., d/b/a Verizon Services Group ("Verizon") and Genuity Solutions Inc. ("Genuity").

     WHEREAS, the parties entered into the Agreement on June 27, 2000 and desire to amend the Agreement terms relating to Purchase Commitments referenced in section 7.3 of the Agreement and in Attachment 1 to the Agreement;

     NOW, THEREFORE, for good and valuable consideration, sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

     The following terms are added to Attachment 1 of the Agreement:

1. Within thirty (30) days of the Effective Date of this Amendment , Verizon will prepay Genuity $100,000,000 ("Prepayment") of the Purchase Commitment for Genuity Services.

2. The foregoing Prepayment shall be reflected by Genuity as credits in favor of Verizon on undisputed invoices for Genuity Services purchased by Verizon on or after the Effective Date and provided by Genuity to Verizon under the Agreement. Such credits will be set off by Genuity in such invoices against charges for Genuity Services ordered by Verizon on or after the Effective Date and provided to Verizon under the Agreement until exhaustion of the Prepayment.

3. The full amount of the foregoing Prepayment, upon payment by Verizon to Genuity, shall be immediately credited by Genuity towards the Purchase Commitment.

4. Upon payment of the Prepayment by Verizon to Genuity, notwithstanding any contrary term in the Agreement, the Purchase Commitment shall be reduced from $500,000,000 to $491,000,000 which reduction represents the parties' agreement to the time value of money associated with the foregoing Prepayment. This reduced amount of $491,000,000 shall supersede all references to the Purchase Commitment value of $500,000,000 in the Agreement.

5. Upon payment of the Prepayment by Verizon to Genuity, notwithstanding any contrary term in the Agreement, the Interim Purchase Commitment Milestone set forth in section B of Attachment 1 to the Agreement shall be deemed satisfied and discharged. However, the Purchase Commitment will remain as stated in Section 4 above subject to offsetting credits for amounts that count toward the Purchase Commitment as described in more detail in the Agreement and this Attachment 1.


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6.   If Genuity materially defaults in the provision of Genuity Services subject to the Prepayment made by Verizon to Genuity ("Prepaid Genuity Services") and Genuity fails to cure such default within the default cure period set forth in section 6.2 of the Agreement, the total of the price for the Prepaid Genuity Services associated with such Genuity default will be credited against and count toward the Purchase Commitment unless such Genuity default results from a material uncured breach by Verizon, wrongful action or inaction by Verizon customers, and/or Force Majeure events set forth in section 14.6 of the Agreement.

7. Purchases of the following services by Verizon from Genuity made on or after the effective date that such services are added to the Agreement or on or after the effective date of a separate written agreement for such services shall be credited against and count toward the Purchase
     Commitment: voice over Internet Protocol services and managed wavelength services, provided that the parties enter into a mutually agreed to Service Schedule adding these services to the Agreement or enter into separate written agreement(s) signed by the parties for such services. Such separate agreements will contain terms that state that purchases of such services made on or after the effective date of such separate agreements will count toward and be credited against the Purchase Commitment set forth in the Agreement. Genuity's agreement, as stated in this paragraph, does not constitute acknowledgement by Genuity that it is required, under the Agreement, to offer these services to Verizon.

     As modified by this Amendment, the terms of the Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their respective authorized representatives to sign this Amendment as of the Effective Date first written above.

TELESECTOR RESOURCES GROUP,             GENUITY SOLUTIONS INC.
INC., D/B/A VERIZON SERVICES GROUP